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                                   Exhibit 11

                        THE VILLAGE GREEN BOOKSTORE, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                      THREE MONTHS ENDED
                                                                                        APRIL 28, 1996
                                                                                     ---------------------
Primary Earnings Per Share(1)
- -----------------------------------------------------------------------------
Net Loss After Taxes                                                                   $       (460,039)
Weighted Average Common
  Shares Outstanding                                                                           3,741,273
Primary Earnings Per Share                                                             $          (0.12)


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(1)     Warrants and options, which are potentially dilutive, were not considered in the calculations because these items were anti-dilutive due to the net losses incurred during the reporting period.



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